UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):

January 17, 2008

Commission	Registrant; State of Incorporation	IRS Employer
File Number	Address; and Telephone Number	Identification No.

001-09057	WISCONSIN ENERGY CORPORATION	39-1391525
(A Wisconsin Corporation)
231 West Michigan Street
P.O. Box 1331
Milwaukee, WI 53201
(414) 221-2345

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

WISCONSIN ENERGY CORPORATION

ITEM 7.01 REGULATION FD DISCLOSURE.

Taking into consideration the rate increases described in Item 8.01 below, we anticipate that our earnings per share of common stock for 2008 will be between $2.80 and $2.90.

ITEM 8.01 OTHER EVENTS.

On January 17, 2008, the Public Service Commission of Wisconsin ("PSCW") approved Wisconsin Electric Power Company's ("Wisconsin Electric") and Wisconsin Gas LLC's ("Wisconsin Gas") requests to increase electric, natural gas and steam rates. The PSCW approved increases of:

  $389.1 million (17.2%) in electric rates for Wisconsin Electric to recover costs related to our Power the Future plan, costs associated with transmission, investment in renewable and efficiency programs, and costs related to compliance with environmental regulations;
  $4.0 million (.6%) for natural gas service from Wisconsin Electric;
  $3.6 million (11.2%) for steam service from Wisconsin Electric; and
  $20.1 million (2.2%) for natural gas service from Wisconsin Gas.

In addition, the PSCW lowered the return on equity for Wisconsin Electric and Wisconsin Gas from 11.2% to 10.75%.

Wisconsin Electric expects to provide a total of approximately $669.7 million of bill credits to its Wisconsin customers over the three year period ending 2010, $315.9 million of which will be provided in 2008. These bill credits will be funded by the proceeds Wisconsin Electric received from the sale of the Point Beach Nuclear Plant. After taking these credits into account, the net impact on Wisconsin Electric's retail electric customers is expected to be a 3.2% increase in 2008.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING INFORMATION

Certain statements contained in this report are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based upon management's current expectations and are subject to risks and uncertainties that could cause our actual results to differ materially from those contemplated in the statements. Readers are cautioned not to place undue reliance on these forward-looking statements. Forward-looking statements include, among other things, statements concerning management's expectations and projections regarding completion of construction projects, regulatory matters, fuel costs, sources of electric energy supply, coal and gas deliveries, remediation costs, environmental and other capital expenditures, liquidity and capital resources and other matters. In some cases, forward-looking statements may be identified by reference to a future period or periods or by the use of forward-looking terminology such as "anticipates," "believes," "estimates," "expects," "forecasts," "intends," "may," "objectives," "plans," "possible," "potential," "projects" or similar terms or variations of these terms.

Actual results may differ materially from those set forth in forward-looking statements. In addition to the assumptions and other factors referred to specifically in connection with these statements, factors that could cause our actual results to differ materially from those contemplated in any forward-looking statements or otherwise affect our future results of operations and financial condition include, among others, the following:

  Factors affecting utility operations such as unusual weather conditions; catastrophic weather-related or terrorism-related damage; availability of electric generating facilities; unscheduled generation outages, or unplanned maintenance or repairs; unanticipated events causing scheduled generation outages to last longer than expected; unanticipated changes in fossil fuel, purchased power, coal supply, gas supply or water supply costs or availability due to higher demand, shortages, transportation problems or other developments; nonperformance by electric energy or natural gas suppliers under existing power purchase or gas supply contracts; environmental incidents; resolution of used nuclear fuel storage and disposal issues; electric transmission or gas pipeline system constraints; unanticipated organizational structure or key personnel changes; collective bargaining agreements with union employees or work stoppages; inflation rates; or demographic and economic factors affecting utility service territories or operating environment.
  Regulatory factors such as unanticipated changes in rate-setting policies or procedures; unanticipated changes in regulatory accounting policies and practices; industry restructuring initiatives; transmission or distribution system operation and/or administration initiatives; recovery of costs of previous investments made under traditional regulation; recovery of costs associated with adoption of changed accounting standards; required changes in facilities or operations to reduce the risks or impacts of potential terrorist activities; required approvals for new construction; changes in the United States Nuclear Regulatory Commission's regulations that may affect the operation of Point Beach and our ability to obtain power pursuant to the terms of the Point Beach Nuclear Plant Power Purchase Agreement; changes in the regulations of the U.S. Environmental Protection Agency as well as the Wisconsin Department of Natural Resources (the "WDNR"), the Michigan Department of Natural Resources or the Michigan Department of Environmental Quality, including but not limited to regulations relating to the release of emissions from fossil-fueled power plants such as CO2, SO2, NOx, small particulates or mercury, water quality and lead paint, and regulations relating to the intake and discharge of water; the siting approval process for new generation and transmission facilities; recovery of costs associated with implementation of the Midwest Independent System Operator's Midwest Market (the "MISO Midwest Market"); or changes in the regulations from the WDNR related to the siting approval process for new pipeline construction.
  The changing electric and gas utility environment as market-based forces replace strict industry regulation and other competitors enter the electric and gas markets resulting in increased wholesale and retail competition.
  Unanticipated operational and/or financial consequences related to implementation of the MISO Midwest Market that started in April 2005.
  Consolidation of the industry as a result of the combination and acquisition of utilities in the Midwest, nationally and globally as a result of the repeal of the Public Utility Holding Company Act of 1935 or otherwise.
  Factors which impede execution of our Power the Future strategy, including receipt of necessary state and federal regulatory approvals, timely and successful resolution of legal challenges, local opposition to siting of new generating facilities, construction risks, including the adverse interpretation or enforcement of permit conditions by the permitting agencies, and obtaining the investment capital from outside sources necessary to implement the strategy.
  Restrictions imposed by various financing arrangements and regulatory requirements on the ability of our subsidiaries to transfer funds to us in the form of cash dividends, loans or advances.
  Changes in social attitudes regarding the utility and power industries.
  Customer business conditions including demand for their products or services and supply of labor and material used in creating their products and services.
  The cost and other effects of legal and administrative proceedings, settlements, investigations and claims and changes in those matters.
  Factors affecting the availability or cost of capital such as: changes in interest rates and other general capital market conditions; our capitalization structure; market perceptions of the utility industry, us or any of our subsidiaries; or security ratings.
  Federal, state or local legislative factors such as changes in tax laws or rates; changes in trade, monetary and fiscal policies, laws and regulations; electric and gas industry restructuring initiatives; changes in the Price Anderson Act; changes in environmental laws and regulations; or changes in allocation of energy assistance, including state public benefits funds.
  Implementation of the Energy Policy Act of 2005 and the effect of state level proceedings and the development of regulations by federal and other agencies, including the Federal Energy Regulatory Commission.
  Authoritative Generally Accepted Accounting Principles or policy changes from such standard setting bodies as the Financial Accounting Standards Board, the Securities and Exchange Commission (the "SEC") and the Public Company Accounting Oversight Board.
  Unanticipated technological developments that result in competitive disadvantages and create the potential for impairment of existing assets.
  Possible risks associated with non-utility operations and investments, such as: general economic conditions; competition; operating risks; dependence upon certain suppliers and customers; the cyclical nature of property values that could affect real estate investments; unanticipated changes in environmental or energy regulations; and risks associated with minority investments, where there is a limited ability to control the development, management or operation of the project.
  Legislative or regulatory restrictions or caps on non-utility acquisitions, investments or projects, including the State of Wisconsin's public utility holding company law.
  Other business or investment considerations that may be disclosed from time to time in our SEC filings or in other publicly disseminated written documents, including the risk factors set forth in our Annual Report on Form 10-K for the year ended December 31, 2006.

Wisconsin Energy Corporation expressly disclaims any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WISCONSIN ENERGY CORPORATION
(Registrant)

/s/ STEPHEN P. DICKSON
Date: January 18, 2008	Stephen P. Dickson - Vice President and Controller